Exhibit 99.2
PIPER JAFFRAY COMPANIES APRIL 13, 2007

CAUTION REGARDING FORWARD-LOOKING STATEMENTS Statements contained in this presentation that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the transaction announced in this presentation may not be completed, or completed within the expected timeframe; (2) costs or difficulties relating to the integration of the FAMCO and Piper Jaffray businesses may be greater than expected and may adversely affect our results of operations and financial condition; (3) the expected benefits of the transaction and entering the asset management business, including revenue growth, increased profitability and shareholder returns, may take longer than anticipated to achieve and may not be achieved in their entirety or at all; (4) strategies with respect to the redeployment of proceeds from the sale of our Private Client Services business, including entering the asset management business, may take longer than anticipated to be realized or may not be achieved in their entirety or at all; (5) developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, the business and profitability of Piper Jaffray; (6) Piper Jaffray may not be able to compete successfully with other companies in the financial services industry; and (7) other factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, and updated in our subsequent reports filed with the SEC. These reports are available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

OVERVIEW

Piper Jaffray will acquire 100% of Fiduciary Asset Management, LLC (FAMCO)

Acquisition Criteria

- Disciplined investment processes and competitive performance track record ☑
- Institutionally focused business ☑
- Scalable business platform ☑
- Strong senior and next-level management ☑
- Good cultural fit with Piper Jaffray ☑
- Financial criteria ☑

Transaction Overview

- $9 billion in AUM across multiple investment strategies
- Approximately $66million in cash at closing
- Future cash consideration paid based on financial performance over the next three years
- Expected to be modestly accretive to EPS in 2007
- Expected to close in the third quarter of 2007
- Subject to customary regulatory approvals and client consents

Strong platform to grow an asset management business

3

Guides for the Journey® | PiperJaffray

STRATEGIC RATIONALE FAMCO provides Piper Jaffray with an established platform to grow an asset management business Diversifies Piper Jaffray revenue sources Offers Piper Jaffray clients differentiated or proprietary products Provides a channel to attract and retain talent Piper Jaffray provides FAMCO with a partner and resources to accelerate growth Expand distribution capabilities Broaden client base to include Piper Jaffray corporate clients Increase scale and expand product capabilities via M&A and strategic hires Attractive financial attributes for Piper Jaffray shareholders Growth industry with attractive margins Expected accretive transaction with attractive returns on investment

SUMMARY OF FAMCO Institutional Closed-end HNW 0.76 0.16 0.06 AUM by Client 2002 2003 2004 2005 2006 AUM 5.8 7.5 8.3 9.4 8.8 11.0% CAGR (2002 - 2006) Assets Under Management Institutional 76% High Net Worth 6% Closed-End Funds 16% Founded in 1994 and headquartered in St. Louis, MO. Competitive performance track record Greater than 75% of AUM managed for institutional market Approximately 50 employees, including investment team of 18 professionals AUM by Product Active large Cap Quant MLPs FI 0.677 0.069 0.118 0.131 Active Large Cap 68% Quantitative Large Cap 7% Master Limited Partnerships (MLPs) 12% Core Fixed Income 13% $ in millions

EXECUTING FOR GROWTH Redeployment Strategies ($150 million) Expand capital markets business New sectors: building out alternative energy, business services and industrial growth New products: principal activities, e.g., private equity and high-yield and structured products strategic trading New geographies: building on UK and Asia businesses Assess Opportunities to Enter New Businesses Credit products-Announced Alliance July, 2006 Asset management-Announced acquisition Apr. 2007 Capital to Redeploy After-Tax Proceeds of $510 million Recapitalization ($360 million) Repay $180 mm of subordinated debt-Aug. 2006 Repurchase $180 mm of common shares Accelerated basis-$100 million completed Oct. 2006 Open market: Authorization to repurchase remaining $80 million through Dec. 31, 2007 All amounts are approximations.

TRANSFORMING FOR THE NEXT PHASE OF GROWTH Leading middle market investment bank Leverage leadership positions in investment banking Diversify revenue streams Positioned for growth and improved profitability